UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2007, the Registrant issued a press release announcing the exploration of strategic alternatives to enhance shareholder value. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Press release dated April 2, 2007, announcing America First Apartment Investors, Inc.'s exploration of strategic alternatives to enhance shareholder value.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the SEC in connection with its 2007 annual meeting of shareholders. The Company, its directors and certain of its officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from the Company’s shareholders in connection with the 2007 annual meeting of shareholders. Information regarding those directors and officers and their respective interests is set forth in the preliminary proxy statement.

The preliminary proxy statement and other documents filed by the Company with the SEC are available free of charge at the SEC’s website (www.sec.gov). Investors should read the preliminary proxy statement because it contains important information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

April 2, 2007	By:	/s/ Jack H. Cassidy

Name: Jack H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99	Press release dated April 2, 2007, announcing America First Apartment Investors, Inc.'s exploration of strategic alternatives to enhance shareholder value.